Exhibit 99.1

NEWS FROM

For:	Paul-Son Gaming Corporation

Contact:	Gérard Charlier, Chief Executive Officer at 702/384-2425 or

John Foley, Foley/Freisleben LLC at 213/955-0020

PAUL-SON GAMING CORPORATION WILL HOLD ITS ANNUAL MEETING OF
SHAREHOLDERS ON OCTOBER 29, 2003

LAS VEGAS, NEV. (Sept. 12, 2003) – Paul-Son Gaming Corporation (Nasdaq: PSON), a leading manufacturer and supplier of casino table game equipment, today announced that its annual meeting of shareholders will be held at 11 a.m. on Wednesday, October 29, 2003 at the company’s headquarters, located at 1700 South Industrial Road, Las Vegas, Nevada.  The record date for the annual meeting is September 24, 2003.  At the meeting, shareholders will consider two proposals:  (1) re-election of all directors whose terms expire in 2003; and (2) approval of the extension of the expiration date of the director’s stock option plan, as well as such other business that may come before the meeting.

Paul-Son manufactures and supplies casino chips, table layouts, playing cards, dice, gaming furniture, table accessories and other products that are used with casino table games such as blackjack, poker, baccarat, craps and roulette.  Paul-Son is headquartered in Las Vegas, Nevada, with offices in Beaune, France; San Luis, Mexico; Atlantic City, New Jersey; Kansas City, Kansas and other locations.  Paul-Son sells its casino products directly to licensed casinos throughout the world.

###

800 Wilshire Boulevard • Suite 300 • Los Angeles, CA • 90017-2604
(telephone) 213.955.0020  (facsimile) 213.955.0060  (e-mail) investor@folfry.com